Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-139509, 333-177818, 333-206931 and 333-273640 on Form S-8 of our reports dated February 20, 2025, relating to the financial statements of IPG Photonics Corporation and the effectiveness of IPG Photonics Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of IPG Photonics Corporation for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
May 20, 2025